SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 2, 2004

CAL-MAINE FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

3320 Woodrow Wilson Avenue, Jackson, MS	39207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (601) 948-6813

Item 5.    Other Events and Required FD Disclosure.

        At a special meeting held on August 2, 2004, the Board of Directors of Cal-Maine Foods, Inc., a Delaware corporation, (the “Company”), approved a stock repurchase plan. The Company is authorized to purchase a maximum of two million shares of its outstanding Common Stock by July 31, 2005. A press release announcing the repurchase plan was released on August 3, 2004. The plan will comply with SEC Rule 10b-18 and provides for purchases through an independent broker at market prices.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Document

99	Press release issued by the Registrant on August 3, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAL-MAINE FOODS, INC.
(Registrant)
Date: August 3, 2004	By: /s/ Bobby J. Raines
Bobby J. Raines
Vice President, Chief Financial Officer,
Officer, Treasurer and Secretary

3